UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 West Warner Road, Suite 132 Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective with the acceptance by Hayden Ferry Lakeside, LLC (the “Landlord”) on January 17, 2008, Renegy Holdings, Inc. (the “Registrant”) entered into an Office Lease Agreement dated January 17, 2008 (the “Lease”) with the Landlord to lease approximately 7,824 gross square feet of office space, consisting of a usable area of approximately 6,806 square feet, located at Hayden Ferry Lakeside Phase II, 60 E. Rio Salado Parkway, Suite 1011, Tempe, Arizona (the “Site”) from the Landlord.

The rental payments under the Lease will commence on the commencement date under the Lease (the “Commencement Date”), which is anticipated to be approximately July 1, 2008. The Lease has an initial term of 65 months from the Commencement Date and requires initial minimum monthly base rental payments of $22,168, increasing approximately every 12 months to minimum monthly base rental payments of $24,776 in months 49 through 65. The Lease requires a security deposit of $144,744, payable upon execution of the Lease, together with prepayment of one month’s rent in the amount of $22,168. The security deposit is applied as base rent under the Lease throughout the term of the Lease, in months 13, 25, 37, 49, 61 and 65, such that all of the security deposit will be applied as such rent during the Lease term in lieu of payment of such rent by the Registrant, so long as Registrant is not then, and has not at any time prior thereto been, in default under the Lease beyond applicable cure periods set forth in the Lease. At the election of the Registrant, the security deposit may be replaced with a letter of credit for an identical sum. The Lease provides for a tenant’s improvement allowance to the Registrant of $272,240 and the Registrant expects to incur an additional sum of approximately $100,000 in Lease improvements. The Lease provides that the Registrant will be responsible for paying rental taxes, the Registrant’s pro-rata share of certain building operating costs as defined in the Lease above an agreed expense stop and the costs of employee parking at the Site. The Lease may be renewed for one additional five-year term by the Registrant upon providing at least six months’ notice prior to the expiration of the initial term, at a base rental equal to the fair market rental rate per rentable square foot as established under procedures set forth in the Lease.

The Registrant is leasing the Site for its corporate headquarters and expects to move to the Site during July 2008. The Registrant believes that the Site will provide sufficient executive office space for its anticipated needs during the term of the Lease.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease and the exhibits thereto, which are attached as Exhibit 10.1 hereto and incorporated by reference in their entirety herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text of Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and is subject to safe harbors created therein. These forward-looking statements include, but are not limited to, those regarding the Registrant’s expectations regarding the sufficiency of the Site for its corporate headquarters, the costs of tenant improvements and the timing of the relocation of the Registrant’s corporate headquarters to the Site.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Site will not provide sufficient space for the Registrant’s corporate headquarters, the risk that the costs of completing tenant improvements will exceed those estimated by the Registrant, the timing of the relocation of the Registrant’s corporate headquarters and the ability of the Registrant to make appropriate arrangements for such relocation, together with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recent Form 10-QSB filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Office Lease between Renegy Holdings, Inc. and Hayden Ferry Lakeside, LLC dated January 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.

By:	/s/ Robert W. Zack

Robert W. Zack Executive Vice President and Chief Financial Officer

Date: January 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease between Renegy Holdings, Inc. and Hayden Ferry Lakeside, LLC dated January 17, 2008